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                HEALTH MANAGEMENT SYSTEMS, INC. AND SUBSIDIARIES
                EXHIBIT 11 -- COMPUTATIONS OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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                                                                  Three months ended                     Six months ended
                                                                      April 30,                              April 30,
                                                             -------------------------------     ----------------------------------
                                                               1998               1997               1998                1997
                                                             ------------    ---------------     --------------     ---------------
Basic and Diluted Earnings Per Share:
Earnings data:
   Net income                                                   $1,185                281              2,057               2,084
                                                             ============    ===============     ==============     ===============

Weighted average shares outstanding:
   Average shares of common stock outstanding                   17,361             17,688             17,354              17,660
   Net effect of dilutive stock options -- based on the
   treasury stock method using average market price                733                144                453                 374
                                                             ------------    ---------------     --------------     ---------------
   Weighted average common shares and common share
   equivalents outstanding                                      18,094             17,832            17,807              18,034
                                                             ============    ===============     ==============     ===============

Earnings per common share:
   Basic earnings per share                                      $0.07               0.02               0.12                0.12
                                                             ============    ===============     ==============     ===============
   Diluted earnings per share                                    $0.07               0.02               0.12                0.12
                                                             ============    ===============     ==============     ===============
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